Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-257001) and Form S-3 (No. 333-257857) of Village Farms International, Inc. of our reports dated:

1.	March 1, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting of Village Farms International, Inc.;
2.	March 12, 2021 related to the financial statements of Pure Sunfarms Corp.,

both of which appear in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

March 1, 2022